Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

Hycroft Mining Holding Corporation

Holder: [   ]

Warrant Shares: [ ]	Issue Date: September [___], 2025

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, the holder as named above (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date as set forth above (the “Issue Date”) and on or prior to 5:00 p.m. (Eastern time) on the two year anniversary of the Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Hycroft Mining Holding Corporation, a Delaware corporation (the “Company”), up to the number of shares of Class A common stock, par value $0.0001 per share (the “Common Stock”) of the Company as set forth above (as subject to adjustment hereunder, the “Warrant Shares”), and is required to purchase such Warrant Shares in certain circumstances as set forth herein. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(c), subject to adjustment as set forth herein. This Warrant is being issued to the Holder pursuant to the Securities Purchase Agreement by and between the Company and the Holder, dated as of September 2, 2025, as of 3:00 p.m. Eastern time (the “SPA”) and is subject to the terms and conditions thereof.

Section 1. Definitions. Capitalized terms used herein without definition shall have the meanings given in the SPA. In addition to the other terms defined herein, for purposes herein the following terms shall have the following meanings:

(a) The Company and the Holder may be referred to herein individually as a “Party” and collectively as the “Parties”.

(b) “Securities Act” means the Securities Act of 1933, as amended.

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(c) “Trading Day” means any day on which the Common Stock is traded or available for trading on the Trading Market.

(d) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

(e) “Transfer Agent” means the Company’s transfer agent for the Common Stock as in place from time to time.

(f) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date, if determined prior to 4:02 p.m. (New York City Time)) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and the Holder, the fees and expenses of which shall be paid by the Company.

Section 2. Exercise.

(a) Elective Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date (the “Exercise Period”) by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail with return receipt requested (or e-mail attachment to an e-mail with return receipt requested) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i)) following the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer pursuant to wire instructions provided by the Company or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has exercised the rights to purchase all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation together with the final Notice of Exercise as delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases, and the records of the Company shall be deemed controlling in the absence of manifest error. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this Section 2(a), following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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(b) Required Exercise of Warrant. In the event that, at any time during the Exercise Period, the VWAP of the Common Stock has been at least $8.00 per share (subject to adjustment as set forth in Section 3, the “Target Price”) for a period of at least twenty (20) Trading Days within the thirty (30) Trading Day period ending on the third Business Day prior to the date on which notice of the redemption is given and provided that the redemption is given at such time, the Company shall so inform the Holder and the Holder shall be required to exercise this Warrant in full, to the extent not previously exercised in full (a “Required Exercise”). In the event that the Required Exercise is applicable, the Parties shall reasonably cooperate to determine and agree on the timing for the completion thereof. All applicable provisions relating to exercise of this Warrant as set forth in Section 2(a) shall similarly apply to any Required Exercise, and provided that the delivery of the Notice of Exercise by Holder in such case shall be required and shall not be at the election of the Holder. The Holder acknowledges and agrees that in the event that Holder does not comply with the provisions of this Section 2(b), the Company shall have the right to seek specific performance hereof, as set forth in the SPA, and the right to pursue such other remedies as available to the Company pursuant to applicable Law.

(c) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $6.00, subject to adjustment hereunder (the “Exercise Price”).

(d) Mechanics of Exercise.

(i)	Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Trading Market as in effect on the date of delivery of the Notice of Exercise.

(ii)	Delivery of New Warrant Upon Partial Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)	No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(iv)	Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any incidental expense of the Company in respect of the issuance of such Warrant Shares, all of which expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, subject to the terms and conditions herein, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

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(e) Concerning the Warrant Shares. The Warrant Shares may not be sold or transferred unless: (i) such Warrant Shares are sold pursuant to an effective registration statement under the Securities Act or (ii) the Company and its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope reasonably customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such Warrant Shares are transferred to an “affiliate” (as defined in Rule 144) of the Holder who agrees to sell or otherwise transfer the shares only in accordance with this Section 2(e) who is an accredited investor (as defined in Rule 501 under Regulation D promulgated pursuant to the Securities Act). Any restrictive legend on any certificates representing shares of Common Stock issuable upon exercise of this Warrant shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if the Company or its transfer agent shall have received an opinion of counsel from the Holder’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Warrant Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected; or (ii) that such Warrant Shares are registered for sale by the Holder under an effective registration statement filed under the Securities Act; or otherwise may be sold pursuant to an exemption from registration.

(f) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 2(f) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(g) Reservation of Shares. The Company covenants that during the period that this Warrant may be exercised, the Company will reserve from its authorized and unissued Common Stock a number of shares of Common Stock equal to the number of Warrant Shares then issuable on exercise of this Warrant, free from preemptive rights, to provide for the issuance of Warrant Shares upon the full exercise of this Warrant.

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Section 3. Certain Adjustments.

(a) Stock Splits. If any time while this Warrant is outstanding, the Company effects a forward split or reverse split of the Common Stock, the number of Warrant Shares shall be appropriately adjusted, with any partial resulting Warrant Share being rounded up to the next nearest whole number, and the Exercise Price shall be proportionately adjusted such that the aggregate Exercise Price payable hereunder shall remain unchanged, and the Target Price shall be appropriately adjusted. By way of example and not limitation, (i) in the event that the Company effects a two-for-one forward split of the Common Stock, wherein each issued and outstanding share of Common Stock is converted into two shares of Common Stock, the number of Warrant Shares shall be increased by 100%, the Exercise Price shall be reduced by 50%, and the Target Price shall be reduced by 50%; and (ii) in the event that the Company effects a one-for-two reverse split of the Common Stock, wherein each two issued and outstanding shares of Common Stock are converted into one share of Common Stock, the number of Warrant Shares shall be reduced by 50%, the Exercise Price shall be increased by 100% and the Target Price shall be increased by 100%.

(b) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(c) Notice to Holder of Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

Section 4. Transfer of Warrant; Legend.

(a) No Transfer or Assignment. Neither this Warrant nor any right, title or interest herein may be assigned or transferred by the Holder to any other Person, whether by operation of law or otherwise, without the prior written approval of the Company, to be given or withheld in the sole discretion of the Company, and any such attempted transfer in violation of such limitation shall be null and void and of no force or effect.

(b) Legends. Any legend required by the securities laws of any state to the extent such laws are applicable to the Warrant Shares represented by the certificate so legended shall be included on any certificates representing the Warrant Shares. Holder also understands that the Warrant Shares may bear the following or a substantially similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

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Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2. In no event shall the Company be required to net cash settle an exercise of this Warrant.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Entire Agreement. This Warrant and the SPA set forth the entire understanding of the Parties with respect to the subject matter hereof and supersede any and all prior agreements and understandings of the Parties concerning the transactions as set forth herein, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any Party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by the Company and the Holder.

(d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(e) Notices. All notices under this Warrant shall be in writing and shall be given in accordance with the provisions of the SPA.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(g) No Waiver. No waiver of any provision of this Warrant shall be effective unless it is in writing and signed by the Party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

(h) Headings. The article and section headings contained in this Warrant are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Warrant.

(i) Governing Law; Etc.

(i)	This Warrant and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Warrant or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(ii)	SUBJECT TO THE PROVISIONS OF THE SPA, ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE INSTITUTED SOLELY IN THE STATE OF NEVADA COURTS OR THE FEDERAL COURTS OF THE UNITED STATES WITH JURISDICTION IN Humboldt County, Nevada AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(iii)	EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5(i)(iii).

(j) Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Warrant or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be entitled to reimbursement from the non-prevailing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

(k) Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Warrant were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at Laws or in equity.

(l) Third-Party Beneficiaries. This Warrant is strictly between the Parties and, except as specifically provided, no director, officer, stockholder, member, employee, agent, independent contractor or any other Person shall be deemed to be a third-Party beneficiary of this Warrant.

(m) Expenses. Except as specifically set forth herein or in the SPA, each of the Parties will bear their own respective expenses, including without limitation the fees and expenses of its legal, accounting and financial advisors, incurred in connection with this Warrant or any of the transactions contemplated herein.

(n) Amendment or Waiver. Other than as specifically set forth herein, every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Warrant may by amended only by a writing signed by both Parties.

(o) Successors and Assigns. This Warrant shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Warrant, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Warrant or the transactions contemplated herein, or to pursue any claim for any breach or default of this Warrant, or any right arising from the purported assignor’s due performance of its obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

(p) Counterparts. This Warrant may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(q) Currency. All dollar amounts are in U.S. dollars.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the Issue Date.

Hycroft Mining Holding Corporation

By:
Name:	Diane R. Garrett
Title:	President and Chief Executive Officer

Agreed and accepted:

[                                      ]

By:
Name:	[ ]
Title:	[ ]

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NOTICE OF EXERCISE

TO: Hycroft Mining Holding Corporation

(1) The undersigned hereby elects to purchase ____________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall be made in lawful money of the United States as set forth in the Warrant.

(3) Please issue said Warrant Shares in the name of the undersigned.

The Warrant Shares shall be delivered to the following DWAC Account Number:

________________________________________________

________________________________________________

________________________________________________

Name of Holder: [                                      ]

By:
Name:	[ ]
Title:	[ ]

Date:	, 202_

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